Exhibit 24
Power of Attorney
I hereby appoint Ellen Oran Kaden and John J. Furey, together and separately, to be my attorneys-in-fact. This means they may, in my name and place:
•	Sign the registration statement on Form S-8 for the Campbell Soup Company Deferred Compensation Plan II and any and all amendments to that registration statement;

•	File the registration statement mentioned above on Form S-8 and any amendments and supplements thereto, with all exhibits and other related documents, with the Securities and Exchange Commission;

•	Perform the acts that need to be done concerning these filings; and

•	Name others to take their place.
I am responsible for everything my attorneys-in-fact do when acting lawfully in the scope of this Power of Attorney.

Signature	Dated as of June 25, 2009

/s/ Edmund M. Carpenter	/s/ David C. Patterson

Edmund M. Carpenter	David C. Patterson

/s/ Paul R. Charron	/s/ William D. Perez

Paul R. Charron	William D. Perez

/s/ Douglas R. Conant	/s/ Charles R. Perrin

Douglas R. Conant	Charles R. Perrin

/s/ Bennett Dorrance	/s/ A. Barry Rand

Bennett Dorrance	A. Barry Rand

/s/ Harvey Golub	/s/ George Strawbridge, Jr.

Harvey Golub	George Strawbridge, Jr.

/s/ Randall W. Larrimore	/s/ Les C. Vinney

Randall W. Larrimore	Les C. Vinney

/s/ Mary Alice D. Malone
Mary Alice D. Malone	Charlotte B. Weber

/s/ Sara Mathew
Sara Mathew